EXHIBIT 11 - S-K Item 601 (b) (11)

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                               KYSOR INDUSTRIAL CORPORATION AND SUBSIDIARIES
                              COMPUTATION OF CONSOLIDATED EARNINGS PER SHARE
                                        (in thousands except per share)
                                                                   1993        1992        1991        1990        1989
                                                                   ----        ----        ----        ----        ----

PRIMARY EARNINGS PER SHARE CALCULATION
Income before cumulative effect of accounting change            $10,098      $9,127       ($725)     $5,065     ($4,804)
Less dividends on preferred stock                                 1,584       1,591       1,595       1,599       1,347
Plus tax benefit from preferred dividends                           601         541         542         544         458
                                                                  -----       -----       -----       -----       -----
Earnings applicable to common stock before accounting change      9,115       8,077      (1,778)      4,010      (5,693)
Cumulative effect of change in accounting                        (7,628)          -           -           -           -
                                                                 ------      ------      ------      ------      ------
Earnings (Loss) applicable to common stock                       $1,487      $8,077     ($1,778)     $4,010     ($5,693)
                                                                 ======      ======      ======      ======      ======

Weighted average common shares outstanding                        5,322       5,079       5,101       5,471       6,032
Dilutive effect assuming excercise of certain stock
 options applying the treasury stock method based
 on year to date average price                                      314         229           0         102           0
                                                                  -----       -----       -----       -----       -----
Weighted average common shares and common
 equivalent shares outstanding                                    5,636       5,307       5,101       5,572       6,032
                                                                 ======      ======      ======      ======      ======
Primary earnings per share
   Income before accounting change                                $1.62       $1.52      ($0.35)      $0.72      ($0.94)
   Accounting change                                             ($1.35)          -           -           -           -
   Net earnings                                                   $0.27       $1.52      ($0.35)      $0.72      ($0.94)
                                                                 ======      ======      ======      ======      ======

FULLY DILUTED EARNINGS PER SHARE CALCULATION
A.
Weighted average common shares outstanding                        5,322       5,079       5,101       5,471       6,032
Dilutive effect assuming excercise of certain stock
 options applying the treasury stock method based on
 the greater of year to date average or end of period price         316         401           0         102           0
                                                                  -----       -----       -----       -----       -----
Weighted average common shares and common
 equivalent shares outstanding                                    5,638       5,480       5,101       5,573       6,032
                                                                 ======      ======      ======      ======      ======
Fully diluted earnings per share (A)
   Income before accounting change                                $1.62       $1.47      ($0.35)      $0.72      ($0.94)
   Accounting change                                             ($1.35)          -           -           -           -
   Net earnings                                                   $0.27       $1.47      ($0.35)      $0.72      ($0.94)
                                                                 ======      ======      ======      ======      ======

B.
Assuming preferred stock converted to common
Vested Preferred shares issued                                      147         116          83          50          15
Non-vested Preferred shares issued                                  663         699         735         770         806
                                                                  -----       -----       -----       -----       -----
Total Preferred shares issued                                       810         815         818         820         821

Vested Preferred shares issued                                      147         116          83          50          15
Guaranteed floor price for involuntary conversions              $24.375     $24.375     $24.375     $24.375     $24.375
                                                                -------     -------     -------     -------     -------
 Subtotal                                                        $3,573      $2,817      $2,031      $1,214        $354
The lower of year to date average or end of period common
 stock price                                                    $17.330     $11.430      $7.000      $7.250     $12.750
                                                                -------     -------     -------     -------     -------
Required common shares to be issued assuming involuntary
 conversion of vested shares at guaranteed floor price              205         245         289         167          28
Required common shares to be issued assuming voluntary
 conversion of non-vested shares on one-for-one basis               664         699         735         770         806
Weighted average common shares and common
 equivalent shares outstanding for fully diluted Part A.          5,638       5,480       5,101       5,572       6,032
                                                                -------     -------     -------     -------     -------
Weighted average common shares and common
 equivalent shares outstanding for fully diluted Part B.          6,507       6,424       6,125       6,510       6,866
                                                                 ======      ======      ======      ======      ======

Income before cumulative effect of accounting change            $10,098      $9,127       ($725)     $5,065     ($4,804)
Additional ESOP expense presently funded by preferred divide     (1,584)     (1,591)     (1,595)     (1,599)     (1,347)
Plus tax benefit on additional ESOP expense                          74         412         351         353         311
Common stock dividends to reduce ESOP expense                       383         378         564         562         432
                                                                -------     -------     -------     -------     -------
Adjusted Income before cumulative effect of accounting chang     $8,971      $8,326     ($1,406)     $4,380     ($5,408)
                                                                 ======      ======      ======      ======      ======
Fully diluted earnings per share (B)
   Income (loss) before accounting change                         $1.38       $1.30      ($0.23)      $0.67      ($0.79)
   Accounting change                                             ($1.35)          -           -           -           -
   Net earnings (loss)                                            $0.03       $1.30      ($0.23)      $0.67      ($0.79)
                                                               ========      ======      ======      ======      ======
Fully diluted earnings per share (Lower of (A) or (B))            $0.03       $1.30      ($0.35)      $0.67      ($0.94)
                                                               ========    ========    ========    ========    ========

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